Exhibit 3.2

THE COMPANIES ACT 1985

AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

MEMORANDUM AND ARTICLES OF ASSOCIATION

of

WPP FINANCE (UK)

Incorporated on 24 May 2004

Company Number: 5135565

Registered Number 5135565

THE COMPANIES ACT 1985

AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

MEMORANDUM OF ASSOCIATION

of

WPP FINANCE (UK)

1.	The Company’s name is “WPP FINANCE (UK)”.

2.	The Company’s Registered Office is to be situated in England and Wales.

3.	The Company’s objects are:

3.1.	To carry on business as a general commercial company.

3.2.	To carry on such business in any part of the World.

3.3.	To acquire and take over any businesses or undertakings carried on upon, or in connection with any land or building which the Company may have acquired or desire or propose to acquire or carry on or dispose of, remove or put an end to any such business or otherwise deal with it as may seem expedient.

3.4.	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property or assets.

3.5.	To purchase or by any other means acquire, hold, or deal in any freehold, leasehold, or other property or any estate or interest whatever, and any rights, privileges, or easements over or in respect of any property, and building, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, rolling stock, vehicles, plant, live and dead stock, barges, vessels or things and any form of real or personal property or rights which may be necessary for, or may be conveniently used with, or may enhance the value of any other property of the Company.

3.6.	To build, construct, maintain, alter, enlarge, pull down, and remove or replace any buildings, offices, factories, mills, works, wharves, roads, railways, tramways, machinery, engines, walls, fences, banks, dams, sluices, or watercourses and to clear sites for the same, or to join with any person, firm or company in doing any of these things, and to work, manage and control these or join with others in so doing.

3.7.	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any patents, patent rights, brevets d’invention, licenses, trade marks, designs, protections and concessions which may appear likely to be advantageous or useful to the Company, and to use and turn to account and to manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon and testing and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

3.8.	To acquire the whole or any part of the business, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisitions to accept all or any of the liabilities of such person, firm, or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation or for limiting competition, or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of these acts or things or property acquired, any Shares, Debenture, Debenture Stock, or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any Shares, Debentures, Debenture Stock, or securities so received.

3.9.	To improve, manage, cultivate, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant rights and privileges in respect of, or otherwise deal with all or any part of the property or rights of the Company.

3.10.	To acquire, dispose of, make a market or deal in, issue, borrow, lend and enter into every kind of transaction in relation to shares, debentures, warrants, options, securities and investments and instruments of every kind (including, without limitation, contracts for differences and contracts for futures and whether issued or entered into by the government of any country or territory, any public authority, any international organisation or any other person) and to carry out, enter into, manage, underwrite or arrange any issue, offering or distribution of any securities, investments or instruments of any kind.

3.11.	To receive money on deposit or otherwise, to provide or arrange advances or any other form of credit or finance, to enter into or arrange transactions of every kind in relation to foreign exchange, bullion, commodities, futures, options and similar instruments and to engage in all forms of arbitrage.

3.12.	To make, draw, accept, issue, execute, indorse, avalise, negotiate and deal with instruments and securities of every kind, whether or not negotiable or transferable.

3.13.	To invest and deal with the monies of the Company not immediately required in such shares or upon such securities and in such manner as may from time to time be determined.

3.14.

To lend and advance money or give credit to any company, firm or person and to give all kinds of indemnities and either with or without the Company receiving any consideration or advantage, direct or indirect, for giving any such guarantee, to guarantee either by personal covenant or by mortgaging or charging all or any part of the undertaking property, and assets, present and future, and uncalled capital of the Company or by both such methods, the performance of the obligations and the payment of the capital or principal (together with any premiums) of, and the dividends or interest on any debenture stock, shares or other securities of any company, firm or person, and in particular (but without limiting the generality of the foregoing) of any company which is for the time being the Company’s holding company (as defined by Section 736 of the Companies Act 1985), or a subsidiary (as defined by the said Section) of the Company or the Company’s holding company or otherwise associated with the Company in business.

3.15.	To borrow or raise money in such manner as the Company shall think fit, and in particular by the issue of Debentures or Debenture Stock (perpetual or otherwise) and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability that it may undertake.

3.16.	To draw, make, accept, endorse, discount, execute, and issue promissory notes, bills of exchange, bills of trading, warrants, debentures, and other negotiable or transferable instruments.

3.17.	To apply for, promote, and obtain any Act of Parliament, provisional Order, or License of the Board of Trade, or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to the prejudice of the Company’s interests.

3.18.	To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise), or any companies, firms, or persons that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government, authority, company, firm, or person any charters, contracts, decrees, rights, privileges and concessions which the Company may think desirable, and to carry out, exercise, and comply with any such charters, contracts, decrees, rights, privileges and concessions.

3.19.	To subscribe for, take, purchase, or otherwise acquire and hold shares or other interests in or securities of any other company whether or not having objects altogether or in part similar to those of this Company or carrying on any business capable of being carried on so as directly or indirectly to benefit this Company.

3.20.	To act as a holding company (as defined by Section 736 of the Companies Act 1985).

3.21.	To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contacts, and also to act in any of the businesses of the Company through or by means of agents, brokers, sub-contractors, or others.

3.22.	To remunerate any person, firm or company rendering services to this Company, either by cash payment or by the allotment to him or them of shares or securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

3.23.

To pay all or any expenses incurred in connection with the promotion, formation, and incorporation of the Company, or to contract with any person, firm or company, to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling or guaranteeing the subscription of any Shares, Debentures, Debenture Stock, or securities of this Company.

3.24.	To support and subscribe to any charitable or public objects, and any institution, society, or club which may be for the benefit of the Company or its employees or any such other company or person as mentioned below, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors or Officers of, or who are or have been employed by, or who are serving or have served the Company or any company which is a subsidiary of the Company or is allied to or associated in business with the Company or with any such subsidiary company or any business acquired by the Company, and to the wives, widows, children, and other relatives and dependants of such persons to make payment towards insurance, and to set up, establish, support, and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any such persons and of their wives, widows, children and other relatives and dependants.

3.25.	To promote any other company for the purpose of acquiring the whole or any part of the business or property and undertaking any of the liabilities of this Company, or of undertaking any business or operations which may appear likely to assist or benefit this Company or to enhance the value of any property or business of this Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such Company.

3.26.	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

3.27.	To distribute among Members of the Company in kind any property of the Company and in particular any shares, debentures, or securities of any other company belonging to this Company or of which this Company may have the power of disposing.

3.28.	To procure the Company to be registered or recognised in any part of the world.

3.29.	To form and participate in partnerships of whatever nature, and without prejudice to the generality of the foregoing, whether limited, unlimited or general; and

3.30.	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

IT IS HEREBY EXPRESSLY DECLARED that each sub-clause of this clause shall be construed independently of the other sub-clauses hereof, and that none of the objects mentioned in any sub-clause shall be deemed to be merely subsidiary to the objects mentioned in any other sub-clause.

WE, the subscribers to this memorandum of association, wish to be formed into a Company pursuant to this memorandum; and we agree to take the number of shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS	NO. OF SHARES TAKEN BY EACH SUBSCRIBER
HAMMONDS DIRECTORS LIMITED	ONE
7 Devonshire Square
London
EG2M 4YH

HAMMONDS SECRETARIES LIMITED
7 Devonshire Square	ONE
London
EC2M 4YH

DATED 20 May 20041

WITNESS to the above signatures:

Wendy Wilkes

Rutland House

148 Edmund Street

Birmingham

B3 2JR

Legal Assistant

[1]	The Company’s original memorandum of association was dated 20 May 2004. On 23 June 2004 it adopted the memorandum of association in its current form.

Registered Number 5135565

THE COMPANIES ACT 1985

AN UNLIMITED COMPANY HAVING A SHARE CAPITAL

ARTICLES OF ASSOCIATION2

of

WPP FINANCE (UK)

1	Regulations 3, 32, 34 and 35 of Table A shall not apply to the Company, but the articles hereinafter contained and, subject to the modification hereinafter expressed, the remaining regulations of Table A shall constitute the articles of association of the Company.

2	The words “at least seven clear days’ notice” shall be substituted for the words “at least fourteen days’ notice” in regulation 38 of Table A.

3	The share capital of the Company is £2,000,000,000 divided into 2,000,000,000 ordinary shares of £1 each.

4	The company may by special resolution:

4.1	increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

4.2	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

4.3	subdivide its shares, or any of them, into shares of a smaller amount that its existing shares;

4.4	cancel any shares which at the date of passing of the resolution have not been taken or agreed to be taken by any person;

4.5	reduce its share capital and any share premium account in any way.

[2]	The Company’s original articles of association were dated 20 May 2004. On 23 June 2004 it adopted the articles of association in their current form.

Table A THE COMPANIES ACT 1985

Regulations for Management of a Company Limited by Shares

(as prescribed by regulations (s805 SI 85) (as amended by s1052 SI 85) made under s8 CA 85, and reprinted below in specimen form)

INTERPRETATION

1. In these regulations:-

‘the Act’ means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

‘the Articles’ means the articles of the company.

‘clear days’ in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

‘communication’ means the same as in the Electronic Communications Act 2000.

‘electronic communication’ means the same as in the Electronic Communications Act 2000.

‘executed’ includes any mode of execution.

‘office’ means the registered office of the company.

‘the holder’ in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

‘the seal’ means the common seal of the company.

‘secretary’ means the Secretary of the company or any other person appointed to perform the duties of the Secretary of the company, including a joint, assistant or deputy Secretary.

‘the United Kingdom’ means Great Britain and Northern Ireland.

Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these regulations become binding on the company.

SHARE CAPITAL

2. Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the company may by ordinary resolution determine.

3. Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the company or the holder on such terms and in such manner as may be provided by the articles.

4. The company may exercise the powers of paying commissions conferred by the Act. Subject to the provision of the Act, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

5. Except as required by law, no person shall be recognised by the company as holding any share upon any trust and (except as otherwise provided by the articles or by law) the company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

SHARE CERTIFICATES

6. Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the directors may determine. Every certificate shall be sealed with the seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

7. If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the company in investigating evidence as the directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

8. The company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The company’s lien on a share shall extend to any amount payable in respect of it.

9. The company may sell in such manner as the directors determine any shares on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days’ after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

10. To give effect to a sale the directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

11. The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

12. Subject to the terms of allotment, the directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

13. A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

14. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

15. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the directors may waive payment of the interest wholly or in part.

16. An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of the articles shall apply as if that amount had become due and payable by virtue of a call.

17. Subject to the terms of allotment, the directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

18. If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

19. If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the directors and the forfeiture shall include all dividends or other monies payable in respect of the forfeited shares and not paid before the forfeiture.

20. Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, reallotment or other disposition, the forfeiture may be cancelled on such terms as the directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the directors may authorise some person to execute an instrument of transfer of the share to that person.

21. A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the company for all moneys which at the date of forfeiture were presently payable by him to the company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment but the directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

22. A statutory declaration by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

23. The instrument of transfer of a share may be in any usual form or in any other form which the directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

24. The directors may refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they may refuse to register the transfer of a share on which the company has a lien. They may also refuse to register a transfer unless-

a)	it is lodged at the office or at such other place as the directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the directors may reasonably require to show the rights of the transferor to make the transfer;

b)	it is in respect of only one class of shares; and

c)	it is in favour of not more than four transferees.

25. If the directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the company send to the transferee notice of the refusal.

26. The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the directors may determine.

27. No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

28. The company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

29. If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

30. A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

31. A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the company or at any separate meeting of the holders of any class of shares in the company.

ALTERATION OF SHARE CAPITAL

32. The company may by ordinary resolution-

a)	increase its share capital by new shares of such amount as the resolution prescribes;

b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

c)	subject to the provisions of the Act sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

d)	cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

33. Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

34. Subject to the provisions of the Act, the company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

PURCHASE OF OWN SHARES

35. Subject to the provisions of the Act, the company may purchase its own shares (including any redeemable shares) and, if it is a private company, make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the company or the proceeds of a fresh issue of shares.

GENERAL MEETINGS

36. All general meetings other than annual general meetings shall be called extraordinary general meetings.

37. The directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient directors to call a general meeting, any director or any member of the company may call a general meeting.

NOTICE OF GENERAL MEETINGS

38. An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least 21 clear days’ notice. All other extraordinary general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed-

a)	in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

b)	in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

Subject to the provisions of the articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the directors and auditors.

39. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

40. No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

41. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the directors may determine.

42. The chairman, if any, of the board of directors or in his absence some other director nominated by the directors shall preside as chairman of the meeting, but if neither the chairman nor such other director (if any) be present within 15 minutes after the time appointed for holding the meeting and willing to act, the directors present shall elect one of their number to be chairman and, if there is only one director present and willing to act, he shall be chairman.

43. If no director is willing to act as chairman, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

44. A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the company.

45. The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

46. A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded-

a)	by the chairman; or

b)	by at least two members having the right to vote at the meeting; or

c)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

d)	by a member or members holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less that one-tenth of the total sum paid up on the shares conferring that right; and a demand by a person as proxy for a member shall be the same as a demand by the member.

47. Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

48. The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

49. A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

50. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

51. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

52. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

53. A resolution in writing executed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more members.

VOTES OF MEMBERS

54. Subject to any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote, shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

55. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

56. A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as is specified in accordance with the articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

57. No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

58. No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

59. On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

60. The appointment of a proxy shall be executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

“                     PLC/Limited

I/We,                     , of                     , being a member/members of the above-named company, hereby appoint                      of                      or failing him, of                     , as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                      19             , and at any adjournment thereof.

Signed on                      19             ”

61. Where it is desired to afford members an opportunity of instructing the proxy how he shall act the appointment of a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the directors may approve):

“                     PLC/Limited

I/We,                     , of                     , being a member/members of the above-named company, hereby appoint                      of                     , or failing him,                      of                      as my/our proxy to vote in my/our name(s) and on my/our behalf at the annual/extraordinary general meeting of the company to be held on                      19             , and at any adjournment thereof.

This form is to be used in respect of the resolutions mentioned below as follows:

Resolution No. 1 *for *against.

Resolution No. 2 *for *against.

*Strike out whichever is not desired.

Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

Signed this              day of                      19             ”.

62. The appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may-

a)	in the case of an instrument in writing be deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

aa)	in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications-

i)	in the notice convening the meeting, or

ii)	in any instrument of proxy sent out by the company in relation to the meeting, or

iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the company in relation to the meeting be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote.

b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid. In this regulation and the next, “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications.

63. A vote given or poll demand by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the company at the office or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

64. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall not be subject to any maximum but shall be not less than two.

ALTERNATE DIRECTORS

65. Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the directors and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him.

66. An alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member, to attend and vote at any such meeting at which the director appointing him is not personally present, and generally to perform all the functions of his appointor as a director in his absence but shall not be entitled to receive any remuneration from the company for his services as an alternate director. But it shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom.

67. An alternate director shall cease to be an alternate director if his appointor ceases to be a director, but, if a director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate director made by him which was in force immediately prior to his retirement shall continue after his reappointment.

68. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment or in any other manner approved by the directors.

69. Save as otherwise provided in the articles, an alternative director shall be deemed for all purposes to be a director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the director appointing him.

POWERS OF DIRECTORS

70. Subject to the provisions of the Act, the memorandum and the articles and to any directions given by special resolution, the business of the company shall be managed by the directors who may exercise all the powers of the company. No alteration of the memorandum or articles and no such direction shall invalidate any prior act of the directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the directors by the articles and a meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

71. The directors may, by power of attorney or otherwise, appoint any person to be the agent of the company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

DELEGATION OF DIRECTORS’ POWERS

72. The directors may delegate any of their powers to any committee consisting of one or more directors. They may also delegate to any managing director or any director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the articles regulating the proceedings of directors so far as they are capable of applying.

APPOINTMENT AND RETIREMENT OF DIRECTORS

73. At the first annual general meeting all the directors shall retire from office, and at every subsequent annual general meeting one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but, if there is only one director who is subject to retirement by rotation, he shall retire.

74. Subject to the provisions of the Act, the directors to retire by rotation shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.

75. If the company, at the meeting at which a director retires by rotation, does not fill the vacancy the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and lost.

76. No person other than a director retiring by rotation shall be appointed or reappointed a director at any general meeting unless-

a)	he is recommended by the directors;

b)	not less than 14 nor more than 35 clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting has been given to the company of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the company’s register of directors together with notice executed by that person of his willingness to be appointed or reappointed.

77. Not less than seven nor more than 28 clear days’ before the date appointed for holding a general meeting notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting) who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has duly been given to the company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the company’s register of directors.

78. Subject as aforesaid, the company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

79. The directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the articles as the maximum number of directors. A director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion thereof.

80. Subject as aforesaid, a director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

81. The office of a director shall be vacated if-

a)	he ceases to be a director by virtue of any provision of the Act or he becomes prohibited by law from being a director; or

b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

c)	he is, or may be, suffering from mental disorder and either-

i)	he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under Mental Health (Scotland) Act 1960, or

ii)	an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

d)	he resigns his office by notice to the company; or

e)	he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

REMUNERATION OF DIRECTORS

82. The directors shall be entitled to such remuneration as the company may by ordinary resolution determine and, unless the resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS’ EXPENSES

83. The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the company or otherwise in connection with the discharge of their duties.

DIRECTORS’ APPOINTMENTS AND INTERESTS

84. Subject to the provisions of the Act, the directors may appoint one or more of their number to the office of managing director or to any other executive office under the company and may enter into an agreement or arrangement with any director for his employment by the company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement of arrangement may be made upon such terms as the directors determine and they may remunerate any such director for his services as they think fit. Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any claim to damages for breach of the contract of service between the director and the company. A managing director and a director holding any other executive office shall not be subject to retirement by rotation.

85. Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director notwithstanding his office-

a)	may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

b)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested; and

c)	shall not, by reason of his office, be accountable to the company for any benefit which he derives from any such office or employment of from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

86. For the purposes of regulation 85-

a)	a general notice given to the directors that a director is to be regarded as having an interest of the nature and extend specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

DIRECTORS’ GRATUITIES AND PENSIONS

87. The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

88. Subject to the provisions of the articles, the directors may regulate their proceedings as they think fit. A director may, and the Secretary at the request of a director shall, call a meeting of the directors. It shall not be necessary to give notice of a meeting to a director who is absent from the United Kingdom. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A director who is also an alternate director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

89. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum.

90. The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the number fixed as the quorum, the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

91. The directors may appoint one of their number to be the chairman of the board of directors and may at any time remove him from that office. Unless he is unwilling to do so, the director so appointed shall preside at every meeting of directors at which he is present. But if there is no director holding that office, or if the director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

92. All acts done by a meeting of directors, or of a committee of directors, or by a person acting as a director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

93. A resolution in writing signed by all the directors entitled to receive notice of a meeting of directors or of a committee of directors shall be as valid and effectual as if it had been passed at a meeting of directors or (as the case may be) a committee of directors duly convened and held and may consist of several documents in the like form each signed by one or more directors; but a resolution signed by an alternate director need not also be signed by his appointor and, if it is signed by a director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.

94. Save as otherwise provided by the articles a director shall not vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty which is material and which conflicts or may conflict with the interests of the company unless his interest or duty arises only because the case falls within one or more of the following paragraphs-

a)	the resolution relates to the giving to him of a guarantee, security, or indemnity in respect of money lent to, or an obligation incurred by him for the benefit of, the company or any of its subsidiaries;

b)	the resolution relates to the giving to a third party of a guarantee, security, or indemnity in respect of an obligation of the company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security.

c)	his interest arises by virtue of his subscribing or agreeing to subscribe for any shares, debentures or other securities of the company or any of its subsidiaries, or by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such shares, debentures, or other securities by the company or any of its subsidiaries for subscription, purchase or exchange;

d)	the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by the Board of Inland Revenue for taxation purposes.

For the purposes of this regulation, an interest of a person who is, for any purpose of the Act (excluding any statutory modification thereof not in force when this regulation becomes binding on the company), connected with a director shall be treated as an interest of the director and in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

95. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

96. The company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of the articles prohibiting a director from voting at a meeting of directors or of a committee of directors.

97. Where proposals are under consideration concerning the appointment of two or more directors to offices or employments with the company or any body corporate in which the company is interested the proposals may be divided and considered in relation to each director separately and (provided he is not for another reason precluded from voting) each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

98. If a question arises at a meeting of directors or of a committee of directors as to the right of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself be final and conclusive.

SECRETARY

99. Subject to the provisions of the Act, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

MINUTES

100. The directors shall cause minutes to be made in books kept for the purpose-

a)	of all appointments of officers made by the directors; and

b)	of all proceedings at meetings of the company of the holders of any class of shares in the company, and of directors, and of committees of directors, including the names of the directors present at each such meeting.

THE SEAL

101. The seal shall only be used by the authority of directors or of a committee of directors authorised by the directors. The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined it shall be signed by a director and by the secretary or by a second director.

DIVIDENDS

102. Subject to the provisions of the Act, the company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

103. Subject to the provisions of the Act, the directors may pay interim dividends if it appears to them that they are justified by the profits of the company available for distribution. If the share capital is divided into different classes, the directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred on non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

104. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

105. A general meeting declaring a dividend may, upon the recommendation of the directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

106. Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the register of members or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

107. No dividend or other moneys payable in respect of a share shall bear interest against the company unless otherwise provided by the rights attached to the share.

108. Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors so resolve, be forfeited and cease to remain owing by the company.

ACCOUNTS

109. No member shall (as such) have any right of inspecting any accounting record or other book or document of the company except as conferred by statute or authorised by the directors or by ordinary resolution of the company.

CAPITALISATION OF PROFITS

110. The directors may with the authority of an ordinary resolution of the company-

a)	subject as hereinafter provided, resolve to capitalise any undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the company’s share premium account or capital redemption reserve;

b)	appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in other but the share premium account, the capital redemption reserve, and any profits which are not available for distribution, may for the purposes of this regulation, only be applied in paying up unissued shares to be allotted to members credited as fully paid.

c)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

d)	authorise any person to enter on behalf of all the members concerned into an agreement with the company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

111. Any notice to be given to or by any person pursuant to the articles (other than a notice calling a meeting of the directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice.

In this regulation, “address”, in relation to electronic communications, includes any number or address used for the purposes of such communications.

112. The company may give any notice to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by giving it using electronic communications to an address for the time being notified to the company by a member. In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him or an address to which notices may be sent using electronic communications shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company. In this regulation and the next, “address” in relation to electronic communications, includes any number or address used for the purposes of such communications.

113. A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

114. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

115. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted or, in the case of a notice contained in an electronic communication, at the expiration of 48 hours after the time it was sent.

116. A notice may be given by the company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by the articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

WINDING UP

117. If the company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

118. Subject to the provisions of the Act but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer or auditor of the company shall be indemnified out of the assets of the company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the company.